Exhibit 5.5

[Deutsche Bank Letterhead]

To:	Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Germany

February 14, 2020

Deutsche Bank Aktiengesellschaft – $1,250,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2020

Ladies and Gentlemen:

In our capacity as counsel of Deutsche Bank Aktiengesellschaft (the “Bank”), we have advised the Bank as to matters of German law in connection with the offering and sale (the “Offer”) pursuant to a registration statement on Form F-3 (No. 333-226421) filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2018 (the “Registration Statement”), as amended by pre-effective amendment no. 1, filed with the Commission on August 14, 2018, and as further amended by pre-effective amendment no. 2, filed with the Commission on August 17, 2018 and declared effective by the Commission on August 20, 2018, and the base prospectus dated August 20, 2018, as supplemented by the preliminary prospectus supplement dated February 10, 2020 and the final prospectus supplement dated February 11, 2020 (together, the “Prospectus”) of $1,250,000,000 aggregate principal amount of the Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes of 2020 (the “Notes”) issued by the Bank pursuant to a Capital Securities Indenture, dated November 6, 2014 (the “Base Capital Securities Indenture”), as supplemented by the Second Supplemental Capital Securities Indenture, dated July 25, 2019 (the “Second Supplemental Capital Securities Indenture”), as further supplemented by the Fourth Supplemental Capital Securities Indenture, dated February 14, 2020 (the “Fourth Supplemental Securities Indenture”), and as additionally supplemented by the Fifth Supplemental Capital Securities Indenture dated February 14, 2020 (the “Fifth Supplemental Capital Securities Indenture” and, together with the Base Capital Securities Indenture, the Second Supplemental Capital Securities Indenture and the Fourth Supplemental Capital Securities Indenture, the “Capital Securities Indenture”), in each case among the Bank, The Bank of New York Mellon, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent, and registrar and authenticating agent (the “Agent”).

This opinion is confined to and given on the basis of German law as it exists at the date hereof. We have made no investigation of the laws of the State of New York or of any other jurisdiction as a basis for this opinion and do not express or imply any opinion thereon. We have assumed that there is nothing in such laws which affects this opinion.

For the purpose of this opinion we have examined the following documents:

(a)	the Articles of Association (Satzung) of the Bank as currently in force;

(b)	scanned copies of the Capital Securities Indenture and the Notes in global form as executed by the Bank and authenticated by the Agent (collectively, the “Transaction Documents”);

(c)	electronic copies of the Registration Statement and the Prospectus;

(d)	scanned copies of the powers of attorney issued on behalf of the Bank by Christian Sewing and James von Moltke, members of the Management Board of the Bank, on July 17, 2018;

(e)	such other documents as we have deemed necessary to enable us to give this opinion.

We have relied, as to matters of fact, on certificates of the responsible officers of the Bank and public officials. We have assumed that:

(i)

the Transaction Documents are within the capacity and power of, and have been validly authorized, executed and delivered by, the parties thereto other than the Bank and that there has been no breach of any of the terms thereof;

(ii)

the Transaction Documents are valid, binding and enforceable under the laws of the State of New York (by which they are expressed to be governed, other than the provisions of Section 13.01 of the Capital Securities Indenture and § 2 (2) of the terms of the Notes relating to the ranking of the Notes and their status, which provisions are expressed to be governed by the laws of Germany, including, in relation to such provisions, any determination of whether a resolution measure has been imposed on the Bank (the “German Law Provisions”)), except that no such assumption is made as to the German Law Provisions;

(iii)	the Notes are being offered and sold as contemplated by the Registration Statement and the Prospectus;

(iv)

the Base Capital Securities Indenture has not subsequently been amended in a manner applicable to the Notes other than by means of the Second Supplemental Capital Securities Indenture, the Fourth Supplemental Capital Securities Indenture and the Fifth Supplemental Capital Securities Indenture;

(v)	the Notes have not subsequently been amended;

(vi)	the Powers of Attorney have not subsequently been amended; and

(vii)	all signatures on all documents submitted to us are genuine and that copies of all documents submitted to us are complete and conform to the originals.

Based upon the foregoing we are of the opinion that:

(1)

the Bank is duly organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of Germany and had the corporate power to, and undertook all necessary corporate action to, execute, deliver and file the Registration Statement;

(2)	the Bank has corporate power and capacity to execute and deliver the Transaction Documents and to perform its obligations thereunder;

(3)	the execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate action of the Bank;

(4)	the Capital Securities Indenture has been validly executed and delivered on behalf of the Bank and constitutes a valid and binding obligation of the Bank;

(5)	the terms of the Notes, having been established by the Fifth Supplemental Capital Securities Indenture, have been duly authorized by the Bank;

(6)	the Notes have been validly executed and delivered on behalf of the Bank and constitute valid and binding obligations of the Bank; and

(7)

the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of the State of New York as governing the Transaction Documents, except for the German Law Provisions thereof, with respect to which such courts would observe and give effect to German law.

This opinion is subject to the following qualifications:

(A)

enforcement of the Transaction Documents may be limited by bankruptcy, insolvency, liquidation, reorganization, limitation and other laws of general application, or by governmental acts, relating to or affecting the rights of creditors;

(B)

enforcement of any agreement, instrument or document may be limited by any resolution measures exercised by the competent resolution authority under the relevant resolution laws and regulations applicable to the Bank; the resolution authority may convert to equity or reduce the principal amount of liabilities, transfer assets, rights and liabilities and take other resolution measures which relate to or affect the rights of creditors;

(C)	enforcement of rights may be limited by statutes of limitation or lapse of time;

(D)

courts in Germany (assuming they accept jurisdiction) do not apply provisions of foreign law to the extent such provisions are obviously irreconcilable with essential principles of German law, in particular rights under constitutional law of Germany;

(E)

any judicial proceedings in Germany enforcing rights will be subject to the rules of civil procedure as applied by the courts in Germany, which inter alia and without limitation, might require the translation of foreign language documents into the German language; and

(F)	we do not express an opinion as to any rights and obligations the Bank may have or appears to have under the Transaction Documents against itself.

We hereby consent to the use of our name in the Prospectus under the heading “Legal Matters”, as counsel for the Bank who has passed on the validity of the Notes, to the filing of this opinion with the Commission as Exhibit 5.5 to the Bank’s Current Report on Form 6-K, dated February 14, 2020, and to the incorporation by reference of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished by us, as counsel of the Bank, in connection with the Offer and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written approval in each instance, or relied upon by any other person. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

This opinion shall be governed by and construed in accordance with the laws of Germany.

Very truly yours,

/s/ Volker Butzke	/s/ Dr. Mathias Otto
Volker Butzke Senior Counsel Deutsche Bank AG	Dr. Mathias Otto General Counsel of Infrastructure and Regulatory Advice Deutsche Bank AG

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